Exhibit 5

                                                                July 16, 1997

United States Securities and
   Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

                           RE:  The Harmat Organization, Inc.

Gentlemen:
Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by The Harmat Organization, Inc. (the "Company").

We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

       Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. The 400,000 shares of Common Stock underlying the "1996 Joint Incentive and Non-Qualified Stock Option Plan" which are due to be sold pursuant to the Registration Statement have been duly and validly authorized and, when issued and paid for, will be validly issued, fully paid, and non-assessable.

3. The 500,000 shares of Common Stock underlying "The Plan for Incentive Compensation of Matthew C. Schilowitz" which are due to be sold pursuant to the Registration Statement have been duly and validly authorized and, when issued and paid for, will be validly issued, fully paid, and non-assessable.

In addition, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,


                                                     McLAUGHLIN & STERN, LLP.

                                                     By:  David W. Sass